Exhibit 99.1

Contact:
Nicole Daniel	804.788.6096
Sherry Knapp	804.788.6107

Albemarle Announces Third-Quarter 2006 Results

•	Net sales for the quarter were a record $607.8 million, up 20 percent over the same period last year.

•	Quarterly net income of $2.3 million, or 5 cents per-share, includes $1.20 per-share charge related to the disposition of the Thann facility.

•	Excluding the Thann charge, quarterly net income was a record $60.7 million, or $1.25 per-share, up 131 percent over the same period last year.

RICHMOND, Va., - October 18 — Albemarle Corporation (NYSE: ALB) reported record third-quarter 2006 net income, excluding the charge that relates to the divestiture of the Thann, France facility, of $60.7 million, or $1.25 per-share, up from $26.3 million, or 55 cents per-share, for third-quarter 2005 due to strong performance in each of the Company’s three business segments. Including the $89.2 million ($58.4 million after income taxes, or $1.20 per-share) Thann charge, net income for third-quarter 2006 was $2.3 million, or 5 cents per-share. The Company reported record quarterly net sales in the third-quarter of 2006 totaling $607.8 million, up $101.2 million, a 20 percent increase from third-quarter 2005.

Net income, excluding the Thann charge and other special items, for the nine months of 2006 was $138.4 million, or $2.85 per-share, up from $80.5 million, or $1.69 per-share, for the nine months of 2005 due to strong performance in each of the Company’s three business segments. Including the Thann charge and other special items, net income for the nine months of 2006 was $80.0 million, or $1.65 per-share, down from $82.7 million, or $1.74 per-share, for the nine months of 2005. Net sales for the nine months of 2006 were $1.784 billion, up $265 million, a 17 percent increase from the nine months of 2005.

Commenting on results, Mark C. Rohr, President and CEO of Albemarle Corporation stated, “Our team executed flawlessly this quarter. All three of our segments saw continued revenue growth and improved profitability, with both Catalysts and Polymer Additives achieving segment income margins above our 15% corporate goal. Our strategic focus on improvements to our Fine Chemicals segment allowed us to complete the disposition of our Thann, France facility and acquire additional cGMP capacity through our DSM fine chemicals acquisition. Both of these were critical steps to improve the profitability and sustainability of this segment. Overall, demand and pricing for our products remains strong. Our fourth quarter has begun on a strong note and we look forward to another successful year in 2007.”

Quarterly Segment Results

The Polymer Additives segment recorded net sales for third-quarter 2006 of $240.7 million, up $45.4 million, or 23 percent, versus third-quarter 2005. Our mineral flame retardant and brominated flame retardant portfolios saw both volume and pricing improvements. Net sales improved in our stabilizers and curatives business on flat volumes. Polymer Additives segment income for third-quarter 2006 amounted to $38.6 million, up $16.8 million, or 77 percent, versus third-quarter 2005, due mainly to higher pricing, partially offset by increased raw material and manufacturing costs.

The Catalysts segment recorded net sales for third-quarter 2006 of $217.4 million, up $43.9 million, or 25 percent, versus third-quarter 2005, due mainly to higher pricing and volumes in refinery catalysts (both FCC and HPC catalysts) and higher pricing in polyolefin catalysts. Catalysts segment income for third-quarter 2006 amounted to $38.2 million, up $23.5 million, or 159 percent, from third-quarter 2005, due to higher pricing and volumes partially offset by increased raw material cost.

Fine Chemicals segment net sales for third-quarter 2006 were $149.7 million, up $12.0 million, or 9 percent, versus third-quarter 2005. Excluding the Thann charge, Fine Chemicals segment income for third-quarter 2006 was $16.2 million, up $4.1 million, or 34 percent, from third-quarter 2005, due mainly to improved pricing partially offset by reduced volumes and increased raw material and manufacturing costs. Including the Thann divestiture charge of $89.2 million, the Fine Chemicals segment loss for third-quarter 2006 was $73.0 million.

During the quarter, interest and financing expenses were $10.8 million versus third-quarter 2005 of $10.9 million. Our net debt decreased $5.4 million from June 30, 2006 and $73.7 million from December 31, 2005 due mainly to strong cash flows from operations partially offset by cash outlays related to the Thann facility divestiture and the acquisition of the DSM South Haven, Michigan plant. Our third-quarter 2006 effective income tax rate on a reported basis, excluding the tax benefit related to the Thann divestiture charge, was 10.8 percent.

Selected data related to net income, special items and related per-share amounts for the third-quarters and nine months ended September 30, 2006 and 2005 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items and net debt.

Earnings Call

The Company’s performance for the third quarter ended September 30, 2006 will be discussed on a conference call at 10:00 AM Eastern Daylight Time on October 19, 2006, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statements

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; and increased government regulation of our operations or our products. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2005 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005 (a)	2006	2005 (a)
Net sales	$607,818	$506,605	$1,783,969	$1,519,324
Cost of goods sold	459,590	406,994	1,381,904	1,207,224

Gross profit	148,228	99,611	402,065	312,100
Selling, general and administrative expenses	58,000	50,423	178,055	161,118
Research and development expenses	11,549	10,107	34,192	31,429
Loss on Thann facility divestiture	89,175 (b)	—	89,175 (b)	—
Benefit plan curtailment gain and other special charges	—	—	—	(4,868	)(c-d)

Operating (loss) profit	(10,496)	39,081	100,643	124,421
Interest and financing expenses	(10,759)	(10,882)	(33,415)	(31,270	)(e)
Other income (expenses), net	1,007	534	(370)	1,100

(Loss) income before income taxes, minority interests and equity in net income of unconsolidated investments	(20,248)	28,733	66,858	94,251
Income tax benefit (expense)	23,330	(4,502)	952	(29,590)

Income before minority interests and equity in net income of unconsolidated investments	3,082	24,231	67,810	64,661
Minority interests in income of consolidated subsidiaries	(5,176)	(2,063)	(8,795)	(4,575)
Equity in net income of unconsolidated investments	4,383	4,124	20,977	22,583

Net income	$2,289	$26,292	$79,992	$82,669

Basic earnings per-share	$0.05	$0.56	$1.69	$1.79
Diluted earnings per-share	$0.05	$0.55	$1.65	$1.74

Weighted-average common shares outstanding - Basic	47,377	46,607	47,266	46,242
Weighted-average common shares outstanding - Diluted	48,649	48,014	48,504	47,642

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$89,575	$58,570
Other current assets	851,005	815,093

Total current assets	940,580	873,663

Property, plant and equipment	2,131,189	2,194,878
Less accumulated depreciation and amortization	1,166,838	1,228,061

Net property, plant and equipment	964,351	966,817
Other assets and intangibles	716,102	706,763

Total assets	$2,621,033	$2,547,243

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$423,489	$421,917
Long-term debt	733,248	775,889
Other noncurrent liabilities	236,635	225,212
Deferred income taxes	197,958	193,950
Shareholders’ equity	1,029,703	930,275

Total liabilities & shareholders’ equity	$2,621,033	$2,547,243

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Nine months Ended September 30,
	2006		2005
Cash and cash equivalents at beginning of year	$58,570		$46,390
Cash and cash equivalents at end of period	$89,575		$47,859

Sources of cash and cash equivalents:
Net income	79,992		82,669
Loss on Thann facility divestiture	89,175		—
Depreciation and amortization	86,015		86,197
Proceeds from issuance of senior notes	—		324,665
Proceeds from issuance of common stock	—		147,862
Proceeds from borrowings	133,810		147,639
Proceeds from exercise of stock options	13,694		2,893
Proceeds from liquidation of equity method investment and sale of nonmarketable security	—		1,058

Uses of cash and cash equivalents:
Capital expenditures	(73,103)		(50,594)
Purchases of common stock	(14,694)		—
Distributions related to the Thann facility divestiture	(13,800)		—
Investments in joint ventures and other corporate investments	(168)		(3,088)
Acquisitions of assets/business	(25,000	)(f)	(7,553)
Repayments of long-term debt	(184,181)		(617,897)
Dividends paid to shareholders	(23,086)		(18,992)
Dividends paid to minority interest	(3,600)		(2,200)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands of Dollars) (Unaudited)

	Third Quarter Ended September 30,			Nine Months Ended September 30,
	2006		2005 (a)	2006		2005 (a)
Segment net sales:
Polymer Additives	$240,746		$195,356	$691,176		$597,893
Catalysts	217,366		173,501	646,767		493,629
Fine Chemicals	149,706		137,748	446,026		427,802

Total segment net sales	$607,818		$506,605	$1,783,969		$1,519,324

(Loss) on Thann facility divestiture and other special items (charges):
Polymer Additives	$—		$—	$—		$2,181	(c)
Catalysts	—		—	—		560	(c)
Fine Chemicals	(89,175	)(b)	—	(89,175	)(b)	2,240	(c)
Corporate & Other	—		—	—		(113	)(c-d)

Total (loss) on Thann facility divestiture and other special items (charges)	$(89,175)		$—	$(89,175)		$4,868

Segment operating (loss) profit:
Polymer Additives	$40,736		$21,860	$112,100		$70,460
Catalysts	35,032		12,837	75,677		52,075
Fine Chemicals	(71,150)		11,836	(45,543)		34,377
Corporate & Other	(15,114)		(7,452)	(41,591)		(32,491)

Total segment operating (loss) profit	$(10,496)		$39,081	$100,643		$124,421

Minority interests in income of consolidated subsidiaries and Equity in net income of unconsolidated investments: (g)
Polymer Additives	$(2,140)		$(62)	$(3,044)		$1,999
Catalysts	3,208		1,929	17,410		12,096
Fine Chemicals	(1,823)		231	(3,972)		4,090
Corporate & Other	(38)		(37)	1,788		(177)

Total minority interests in income of consolidated subsidiaries and equity in net income of unconsolidated investments	$(793)		$2,061	$12,182		$18,008

Segment (loss) income:
Polymer Additives	$38,596		$21,798	$109,056		$72,459
Catalysts	38,240		14,766	93,087		64,171
Fine Chemicals	(72,973)		12,067	(49,515)		38,467
Corporate & Other	(15,152)		(7,489)	(39,803)		(32,668)

Total segment (loss) income	(11,289)		41,142 (g)	112,825		142,429	(g)
Interest and financing expenses	(10,759)		(10,882)	(33,415)		(31,270	)(e)
Other income (expenses), net	1,007		534	(370)		1,100
Income tax benefit (expense)	23,330		(4,502)	952		(29,590)

Net income	$2,289		$26,292	$79,992		$82,669

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(In Thousands of Dollars, Except Per-Share Amounts):

(a)	Certain reclassifications have been made in the condensed consolidated statements of income and consolidated summary of segment results to conform to current presentation.

(b)	The three and nine-month periods ended September 30, 2006 include a charge amounting to $89,175 ($58,401 after income taxes, or $1.20 per-share) that relates to the divestiture of the Thann, France facility to International Chemical Investors S.A. (ICIG) effective August 31, 2006. The charge is principally due to the write-off of net asset values and other exit costs. The total net after tax cash costs of the transaction are expected to be less than $10,000.

(c)	The nine-months ended September 30, 2005 included a curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per-share) that relates to a reduction in our accumulated postretirement benefit obligation (liability) associated with a change in coverage in our unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments.

(d)	The nine-months ended September 30, 2005 included a provisional charge of $735 ($468 after income taxes, or 1 cent per-share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.

(e)	Interest and financing expenses for the nine-months ended September 30, 2005 included the write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per-share).

(f)	On September 30, 2006, we acquired the assets and fine chemistry services and pharmachemicals business associated with the South Haven, Michigan facility of DSM Pharmaceutical Products (DSM), a business group of Royal DSM NV for approximately $25,000 subject to final post-closing adjustments.

(g)	Effective January 1, 2006, we revised the way we evaluate the performance of our segment results to reduce our segment income (loss) for the minority interests in income of consolidated subsidiaries. Segment income (loss) represents operating profit and equity in net income of unconsolidated investments and is reduced by minority interests in income of consolidated subsidiaries. Segment results for the third quarter and nine-months ended September 30, 2005 have been reclassified to conform to the new presentation.

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Minority interests in income of consolidated subsidiaries:
Polymer Additives	$(3,333)	$(1,648)	$(6,706)	$(4,160)
Catalysts	—	—	—	—
Fine Chemicals	(1,823)	(415)	(3,972)	(415)
Corporate & Other	(20)	—	1,883	—

Total minority interests in income of consolidated subsidiaries	$(5,176)	$(2,063)	$(8,795)	$(4,575)

Equity in net income of unconsolidated investments:
Polymer Additives	$1,193	$1,586	$3,662	$6,159
Catalysts	3,208	1,929	17,410	12,096
Fine Chemicals	—	646	—	4,505
Corporate & Other	(18)	(37)	(95)	(177)

Total equity in net income of unconsolidated investments	$4,383	$4,124	$20,977	$22,583

Additional Information

It should be noted that net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. It is presented here to exclude the impact of certain non-recurring items on our results. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income excluding special items, a non-GAAP financial measure, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the third quarter and nine months ended September 30, 2006 and 2005.

Net debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP. We believe net debt is helpful in analyzing leverage and as a performance measure. We define net debt as total debt plus the portion of outstanding joint venture indebtedness guaranteed by us (or less the portion of outstanding joint venture indebtedness consolidated but not guaranteed by us), less cash and cash equivalents. Set forth below is a reconciliation of net debt, a non-GAAP financial measure, to total debt, the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2005 and for the second and third quarters ended June 30, 2006 and September 30, 2006, respectively.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Investor Relations.”

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Third Quarter Ended September 30, 2006				Third Quarter Ended September 30, 2005
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items	Excluding Special Items
Net sales	$607,818	$—		$607,818	$506,605	$—	$506,605
Cost of goods sold	(459,590)	—		(459,590)	(406,994)	—	(406,994)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(69,549)	—		(69,549)	(60,530)	—	(60,530)
Loss on Thann facility divestiture	(89,175)	89,175	(a)	—	—	—	—
Benefit plan curtailment gain and other special charges	—	—		—	—	—	—

Operating (loss) profit	(10,496)	89,175		78,679	39,081	—	39,081
Interest and financing expenses	(10,759)	—		(10,759)	(10,882)	—	(10,882)
Other income, net	1,007	—		1,007	534	—	534

(Loss) income before income taxes, minority interests and equity in net income of unconsolidated investments	(20,248)	89,175		68,927	28,733	—	28,733
Income tax benefit (expense)	23,330	(30,774	)(a)	(7,444)	(4,502)	—	(4,502)

Income before minority interests and equity in net income of unconsolidated investments	3,082	58,401		61,483	24,231	—	24,231
Minority interests in income of consolidated subsidiaries	(5,176)	—		(5,176)	(2,063)	—	(2,063)
Equity in net income of unconsolidated investments	4,383	—		4,383	4,124	—	4,124

Net income	$2,289	$58,401		$60,690	$26,292	$—	$26,292

Diluted earnings per-share	$0.05	$1.20		$1.25	$0.55	$—	$0.55

Segment income (loss):
Polymer Additives	$38,596	$—		$38,596	$21,798	$—	$21,798
Catalysts	38,240	—		38,240	14,766	—	14,766
Fine Chemicals	(72,973)	89,175		16,202	12,067	—	12,067
Corporate & Other	(15,152)	—		(15,152)	(7,489)	—	(7,489)

Total	$(11,289)	$89,175		$77,886	$41,142	$—	$41,142

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30, 2006				Nine Months Ended September 30, 2005
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$1,783,969	$—		$1,783,969	$1,519,324	$—		$1,519,324
Cost of goods sold	(1,381,904)	—		(1,381,904)	(1,207,224)	—		(1,207,224)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(212,247)	—		(212,247)	(192,547)	—		(192,547)
Loss on Thann facility divestiture	(89,175)	89,175	(a)	—	—	—		—
Benefit plan curtailment gain and other special charges	—	—		—	4,868	(4,868	)(b)	—

Operating profit	100,643	89,175		189,818	124,421	(4,868)		119,553
Interest and financing expenses	(33,415)	—		(33,415)	(31,270)	1,386	(c)	(29,884)
Other (expenses) income, net	(370)	—		(370)	1,100	—		1,100

Income before income taxes, minority interests and equity in net income of unconsolidated investments	66,858	89,175		156,033	94,251	(3,482)		90,769
Income tax benefit (expense)	952	(30,774	)(a)	(29,822)	(29,590)	1,264	(b-c)	(28,326)

Income before minority interests and equity in net income of unconsolidated investments	67,810	58,401		126,211	64,661	(2,218)		62,443
Minority interests in income of consolidated subsidiaries	(8,795)	—		(8,795)	(4,575)	—		(4,575)
Equity in net income of unconsolidated investments	20,977	—		20,977	22,583	—		22,583

Net income	$79,992	$58,401		$138,393	$82,669	$(2,218)		$80,451

Diluted earnings per-share	$1.65	$1.20		$2.85	$1.74	$(0.05)		$1.69

Segment income (loss):
Polymer Additives	$109,056	$—		$109,056	$72,459	$(2,181)		$70,278
Catalysts	93,087	—		93,087	64,171	(560)		63,611
Fine Chemicals	(49,515)	89,175		39,660	38,467	(2,240)		36,227
Corporate & Other	(39,803)	—		(39,803)	(32,668)	113		(32,555)

Total	$112,825	$89,175		$202,000	$142,429	$(4,868)		$137,561

(a)	The three and nine-month periods ended September 30, 2006 include a charge amounting to $89,175 ($58,401 after income taxes, or $1.20 per-share) that relates to the divestiture of the Thann, France facility to International Chemical Investors S.A. (ICIG) effective August 31, 2006. The charge is principally due to the write-off of net asset values and other exit costs. The total net after tax cash costs of the transaction are expected to be less than $10,000.
(b)	Special items for the nine-months ended September 30, 2005 included a curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per-share) that relates to a reduction in our accumulated postretirement benefit obligation (liability) associated with a change in coverage in our unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments. The nine-months ended September 30, 2005 also included a provisional charge of $735 ($468 after income taxes, or 1 cent per-share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.
(c)	Interest and financing expenses for the nine-months ended September 30, 2005 included the write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per-share).

ALBEMARLE CORPORATION AND SUBSIDIARIES

Net Debt Reconciliation

(In Thousands of Dollars)

(Unaudited)

	Third Quarter Ended September 30, 2006	Second Quarter Ended June 30, 2006	Year Ended December 31, 2005
Total debt	$784,991	$799,835	$833,453
JV debt consolidated by the Company but guaranteed by others	(37,753)	(37,773)	(43,510)
Less: Cash and cash equivalents	(89,575)	(98,995)	(58,570)

Net Debt	$657,663	$663,067	$731,373